UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 25, 2010

ENTERPRISE FINANCIAL SERVICES
CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

150 N. Meramec, St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Enterprise Financial Services Corp (the “Company”) previously reported, by the filing of a Current Report on Form 8-K on January 14, 2010, that it was conducting a private placement offering (the “Private Offering”) for the issuance and sale of shares of its common stock, par value $0.01 per share (the “Common Stock”).

On January 25, 2010, the Company consummated a second and final closing of the Private Offering with 26 accredited investors (the “Purchasers”) for the issuance and sale of 1,266,427 shares of Common Stock for aggregate cash consideration of approximately $9.8 million. The purchase price was $9.25 for directors, officers, employees and consultants of the Company (which represented the last closing consolidated bid price of our common stock on the NASDAQ Global Select Market at the time of the initial closing), and $7.71 for other investors. As a result of the first and second closing of the Private Offering, the Company raised a total of $15 million through the issuance of 1,931,610 shares of Common Stock to accredited investors.

Each of the Purchasers executed and delivered a subscription agreement (“Subscription Agreement”), which was accepted by the Company prior to or at the second and final closing, and each Purchaser represented to the Company that such investor is an “accredited investor” as defined in Rule 501(a) of Regulation D. Shares of the Common Stock sold pursuant to the Private Offering are “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act and may not be transferred in whole or in part in the absence of an effective registration statement or an opinion of counsel satisfactory to the Company that an exemption from registration is available, among other restrictions. Pursuant to the Subscription Agreement, the Company has agreed to prepare and file a registration statement with the United States Securities and Exchange Commission to register for resale shares of the Common Stock issued to the Purchasers in the Private Offering after the filing of our Annual Report on Form 10-K for the year ended December 31, 2009 (and in any event no later than March 17, 2010) subject to certain exceptions.

The Company intends to use the net proceeds of the Private Offering for general corporate purposes, which may include funding working capital needs, supporting growth and regulatory capital needs, expanding through acquisitions (including, without limitation, acquisitions with the assistance of the Federal Deposit Insurance Corporation) or redemption of other securities outstanding from time to time.

The foregoing description of the Private Offering and the Subscription Agreement is not intended to be complete and is qualified in its entirety by the complete text of the form Subscription Agreement attached as Exhibit 99.1 to this Current Report on Form 8-K.

On January 25, 2010, the Company issued a press release announcing the second and final closing of the Private Offering. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On January 26, 2010, the Company issued a press release announcing financial information for its year ended December 31, 2009. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference. The press release and the information included in this Item 2.02 shall not be deemed “filed” with the Commission.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into Material Definitive Agreement” is incorporated herein by reference. The Private Offering was made on a best efforts basis by the Company and conducted through a private placement in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(2) thereunder, and, in particular, the safe harbor provisions afforded by Regulation D promulgated under the Securities Act (“Regulation D”). The Company did not engage in general solicitation or advertising with regard to the issuance and sale of the Common Stock in connection with the Private Offering and has offered securities only to a limited number of accredited investors, as defined in Regulation D. The information being furnished pursuant to this Current Report on Form 8-K and the exhibits attached hereto shall not constitute an offer to sell or the solicitation of an offer to buy such securities.

Item 7.01 Regulation FD Disclosure.

During the Private Offering, the Company’s Senior Executives, made a presentation to potential investors in the Private Offering that executed and delivered confidentiality agreements with the Company. A copy of the investor presentation is attached hereto as Exhibit 99.4 and is incorporated herein by reference solely for the purposes of this Item 7.01.

The information set forth in this Item 7.01, including Exhibit 99.3, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information set forth in this Item 7.01 is not intended to be, and shall not be deemed, an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit
	Number	Description
	99.1	Form of Subscription Agreement
	99.2	Press Release dated January 25, 2010
	99.3	Press Release dated January 26, 2010
	99.4	Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

By:

Date: January 26, 2010		/s/ Deborah N. Barstow
Deborah N. Barstow
Senior Vice President and Controller